Exhibit 99.1

Clipper Realty Inc. Announces Second Quarter 2023 Results

NEW YORK, August 3, 2023 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended June 30, 2023.

Highlights for the Three Months Ended June 30, 2023

●	Record quarterly revenues of $34.5 million for the second quarter of 2023
●	Quarterly income from operations of $8.0 million for the second quarter of 2023
●	Record net operating income (“NOI”) of $19.2 million for the second quarter of 2023
●	Quarterly net loss of $3.3 million for the second quarter of 2023
●	Quarterly adjusted funds from operations (“AFFO”)[1] of $5.5 million for the second quarter of 2023
●	Declared a dividend of $0.095 per share for the second quarter of 2023

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“The second quarter of 2023 for the Company has produced record quarterly revenue and NOI and the highest AFFO in 3 years. This is the fourth straight quarter of record revenue and demonstrates the strength of the current rental market. New leases continue to rent at more than 14% over previous ones. This has resulted in record revenue for the quarter, even when we remove the revenue from our newly opened Pacific House building. In the second quarter, we recorded record revenue of $34.5 million, NOI of $19.2 million, same store leased occupancy of 99.2% and our overall collection rate remains high at 96.3%. We have also begun operations at the 1010 Pacific Street building, branded “Pacific House”, already over 77% leased. Last month we announced that Flatbush Gardens entered into a 40-year regulatory agreement with the New York City Department of Housing Preservation and Development (“HPD”) under Article 11 of the Private Housing Finance Law. This agreement will enable us to put Flatbush Gardens on an upward projection by providing us with the additional funds to invest in the property via full property tax exemptions and the opportunity to receive enhanced reimbursements for those tenants who receive governmental support. We are very excited for the future of Flatbush Gardens. We feel that our strong leasing and occupancy performance, the Article 11 transaction, our loan portfolio being over 90% fixed with no maturities until 2027 puts us in a strong position to continue executing our strategic initiatives and create long-term value.”

Financial Results

For the second quarter of 2023, revenues increased by $2.7 million, or 8.3%, to $33.7 million and $1.9 million, or 5.8% excluding revenue from Pacific House in the second quarter of 2023. This compares to revenue of $31.9 million during the second quarter of 2022. Residential revenue increased by $2.4 million, or 10.9%, and $1.6 million, or 7.3% excluding revenue from Pacific House in the second quarter of 2023 driven by higher rental rates at all our residential properties. Commercial income increased $0.2 million, or 2.3%, in the second quarter of 2023 due to new commercial leases signed during 2022.

For the second quarter of 2023, net loss was $3.3 million, or $0.10 per share or $2.6 million, or $0.05 per share excluding the net loss attributable to Pacific House operations, compared to net loss of $3.0 million, or $0.08 per share, for the second quarter of 2022. The adjusted change was primarily attributable to increased rental revenue discussed above and lower property operating costs, net of higher insurance, real estate taxes, general and administrative costs, and interest expense.

1 NOI and AFFO are non-GAAP financial measures. For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

For the second quarter of 2023, AFFO was $5.5 million, or $0.13 per share, or $5.8 million or $0.14 per share excluding the impact of Pacific House, compared to $5.1 million, or $0.12 per share, for the second quarter of 2022. The adjusted increase was primarily attributable to the rental revenue discussed above and lower property operating costs, net of higher insurance, real estate taxes, general and administrative costs.

Balance Sheet

At June 30, 2023, notes payable (excluding unamortized loan costs) was $1,186.8 million, compared to $1,171.2 million at December 31, 2022. The increase was primarily due to the refinancing of the Pacific House loan in the first quarter of 2023.

Dividend

The Company today declared a second quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on August 15, 2023, payable August 23, 2023.

Conference Call and Supplemental Material

The Company will host a conference call on August 3, 2023, at 5:00 PM Eastern Time to discuss the second quarter 2023 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 754613. A replay of the call will be available from August 3, 2023, following the call, through August 17, 2023, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 754613. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2022, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$571,988	$540,859
Building and improvements	718,661	656,460
Tenant improvements	3,406	3,406
Furniture, fixtures and equipment	13,062	12,878
Real estate under development	66,361	142,287
Total investment in real estate	1,373,478	1,355,890
Accumulated depreciation	(198,825)	(184,781)
Investment in real estate, net	1,174,653	1,171,109

Cash and cash equivalents	16,342	18,152
Restricted cash	14,731	12,514
Tenant and other receivables, net of allowance for doubtful accounts of $175 and $321, respectively	5,169	5,005
Deferred rent	2,546	2,573
Deferred costs and intangible assets, net	6,418	6,624
Prepaid expenses and other assets	5,960	13,654
TOTAL ASSETS	$1,225,819	$1,229,631

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $9,803 and $9,650, respectively	$1,176,956	$1,161,588
Accounts payable and accrued liabilities	15,319	17,094
Security deposits	8,660	7,940
Below-market leases, net	1	18
Other liabilities	5,353	5,812
TOTAL LIABILITIES	1,206,289	1,192,452

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,063,228 shares issued and outstanding	160	160
Additional paid-in-capital	89,127	88,829
Accumulated deficit	(81,883)	(74,895)
Total stockholders' equity	7,404	14,094

Non-controlling interests	12,126	23,085
TOTAL EQUITY	19,530	37,179

TOTAL LIABILITIES AND EQUITY	$1,225,819	$1,229,631

Clipper Realty Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

REVENUES
Residential rental income	$25,040	$22,597	$48,980	$44,059
Commercial rental income	9,503	9,290	19,230	19,878
TOTAL REVENUES	34,543	31,887	68,210	63,937

OPERATING EXPENSES
Property operating expenses	6,782	6,928	14,881	14,467
Real estate taxes and insurance	8,700	7,886	17,236	15,817
General and administrative	3,396	3,197	6,689	6,139
Transaction pursuit costs	357	92	357	516
Depreciation and amortization	7,269	6,732	14,094	13,437
TOTAL OPERATING EXPENSES	26,504	24,835	53,257	50,376

INCOME FROM OPERATIONS	8,039	7,052	14,953	13,561

Interest expense, net	(11,334)	(10,005)	(21,469)	(19,990)
Loss on extinguishment of debt	-	-	(3,868)	-

Net loss	(3,295)	(2,953)	(10,384)	(6,429)

Net loss attributable to non-controlling interests	2,046	1,834	6,448	3,992
Net loss attributable to common stockholders	$(1,249)	$(1,119)	$(3,936)	$(2,437)

Basic and diluted net loss per share	$(0.10)	$(0.08)	$(0.29)	$(0.18)

Weighted average common shares / OP units
Common shares outstanding	16,063	16,063	16,063	16,063
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	42,380	42,380	42,380	42,380

Clipper Realty Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,384)	$(6,429)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	14,044	13,318
Amortization of deferred financing costs	675	626
Amortization of deferred costs and intangible assets	292	360
Amortization of above- and below-market leases	(17)	(17)
Loss on extinguishment of debt	3,868	-
Deferred rent	27	(190)
Stock-based compensation	1,431	1,209
Bad debt expense	(142)	(379)
Changes in operating assets and liabilities:
Tenant and other receivables	(18)	150
Prepaid expenses, other assets and deferred costs	7,608	3,615
Accounts payable and accrued liabilities	(424)	(510)
Security deposits	720	476
Other liabilities	(459)	(547)
Net cash provided by operating activities	17,221	11,682

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(18,915)	(24,851)
Acquisition deposit	-	2,015
Cash paid in connection with acquisition of real estate	-	(8,043)
Net cash used in investing activities	(18,915)	(30,879)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(46,810)	(1,101)
Proceeds from mortgage notes	62,330	20,839
Dividends and distributions	(8,696)	(8,461)
Loan issuance and extinguishment costs	(4,723)	(335)
Net cash provided by financing activities	2,101	10,942

Net increase (decrease) in cash and cash equivalents and restricted cash	407	(8,255)
Cash and cash equivalents and restricted cash - beginning of period	30,666	52,224
Cash and cash equivalents and restricted cash - end of period	$31,073	$43,969

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$18,152	$34,524
Restricted cash	12,514	17,700
Total cash and cash equivalents and restricted cash - beginning of period	$30,666	$52,224

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$16,342	$29,432
Restricted cash	14,731	14,537
Total cash and cash equivalents and restricted cash - end of period	$31,073	$43,969

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $3,258 and $2,309 in 2023 and 2022, respectively	$21,099	$19,423
Non-cash interest capitalized to real estate under development	27	1,118
Additions to investment in real estate included in accounts payable and accrued liabilities	3,527	7,158

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including loan principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
FFO
Net loss	$(3,295)	$(2,953)	$(10,384)	$(6,429)
Real estate depreciation and amortization	7,269	6,732	14,094	13,437
FFO	$3,974	$3,779	$3,710	$7,008

AFFO
FFO	$3,974	$3,779	$3,710	$7,008
Amortization of real estate tax intangible	121	121	241	241
Amortization of above- and below-market leases	(8)	(8)	(17)	(17)
Straight-line rent adjustments	32	(1)	27	(190)
Amortization of debt origination costs	362	313	675	626
Amortization of LTIP awards	783	714	1,431	1,209
Transaction pursuit costs	357	92	357	516
Loss on extinguishment of debt	-	-	3,868	-
Certain litigation-related expenses	-	166	-	253
Recurring capital spending	(129)	(89)	(324)	(138)
AFFO	$5,492	$5,087	$9,968	$9,508
AFFO Per Share/Unit	$0.13	$0.12	$0.24	$0.22

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted EBITDA
Net loss	$(3,295)	$(2,953)	$(10,384)	$(6,429)
Real estate depreciation and amortization	7,269	6,732	14,094	13,437
Amortization of real estate tax intangible	121	121	241	241
Amortization of above- and below-market leases	(8)	(8)	(17)	(17)
Straight-line rent adjustments	32	(1)	27	(190)
Amortization of LTIP awards	783	714	1,431	1,209
Interest expense, net	11,334	10,005	21,469	19,990
Transaction pursuit costs	357	92	357	516
Loss on extinguishment of debt	-	-	3,868	-
Certain litigation-related expenses	-	166	-	253
Adjusted EBITDA	$16,593	$14,868	$31,086	$29,010

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
NOI
Income from operations	$8,039	$7,052	$14,953	$13,561
Real estate depreciation and amortization	7,269	6,732	14,094	13,437
General and administrative expenses	3,396	3,197	6,689	6,139
Transaction pursuit costs	357	92	357	516
Amortization of real estate tax intangible	121	121	241	241
Amortization of above- and below-market leases	(8)	(8)	(17)	(17)
Straight-line rent adjustments	32	(1)	27	(190)
NOI	$19,206	$17,185	$36,344	$33,687